Exhibit 99.1

For Immediate Release

CONTACT:	Tony Rossi

 Financial Profiles

 trossi@finprofiles.com

iGO, Inc. Adopts Tax Benefits Protection Plan

SCOTTSDALE, Ariz., June 21, 2013 – iGO, Inc. (Nasdaq: IGOI) (the “Company”) announced today that it has amended and restated its stockholder rights agreement, which was originally entered on June 11, 2003 and was set to expire on June 23, 2013, to establish a tax benefits protection plan for the preservation of the Company’s net operating losses and other similar tax attributes (“NOLs”) from substantial limitations contained in Section 382 of the Internal Revenue Code (“IRC”). IRC Section 382 limits the amount of NOLs that can be used in any one year following an “ownership change,” as defined under Section 382. In general, an “ownership change” occurs where there is a greater than 50-percentage point change within a rolling three-year period in the ownership of a company’s stock by stockholders owning (or deemed to own under section 382), directly or indirectly, 5% or more of such company’s stock.

The Rights granted under the amended and restated rights agreement are intended to deter any person from acquiring 4.9% or more of the outstanding shares of iGo’s common stock, or any existing 4.9% or greater holder from acquiring any additional shares representing 1.0% or more of the then outstanding common stock, in each case, without the approval of iGo’s Board of Directors (“Board”), thus mitigating the threat to the preservation of iGo’s NOLs presented by stock ownership changes.

Under the amended and restated rights agreement, stockholders of record at the close of business on June 30, 2013 will receive one share purchase “Right” for each share of iGo Common Stock held on that date. The Rights, which will initially trade with the Common Stock and represent the right to purchase one one thousandth of a share of the new Preferred Stock at $0.01 per Right, become exercisable when a person or group acquires 4.9% or more of iGo Common Stock without prior Board approval. In that event, the Rights permit iGo stockholders, other than the acquiror, to purchase iGo Common Stock at a 50% discount to its market value in lieu of the Preferred Stock. Alternatively, when the Rights become exercisable, the Board may authorize the issuance of one share of iGo Common Stock in exchange for each Right that is then exercisable. In addition, in the event of certain business combinations, the Rights permit the purchase of the Common Stock of an acquiror at a 50% discount. Rights held by the acquiror will become null and void in each case. Prior to a person or group acquiring 4.9%, the Rights can be redeemed for $0.01 each by action of the Board.

iGO, Inc.

The Rights will expire on the earliest of (i) the Close of Business on June 20, 2016, (ii) redemption or exchange by iGo, (iii) the closing of certain merger or other acquisition transactions involving iGo, (iv) the repeal of IRC Section 382, or any successor provisions or replacement provisions, or (v) such time as the Board determines that no NOLs or similar tax benefits may be carried forward or that iGo no longer has any such tax benefits.

The Rights distribution is not expected to be taxable to stockholders and will be payable to stockholders of record on June 30, 2013.

About iGO, Inc.

iGO, Inc. offers a full line of innovative accessories for almost every mobile electronic device on the market. Whether a consumer wants to power, protect, listen to, share, cool, hold or connect to their device, iGO has the accessories they need. iGO is also a leader in developing eco-friendly power solutions based on its patented iGO Green® technology, which automatically reduces the wasteful and expensive standby, or “vampire,” power consumed by electronic devices.

iGO’s products are available at www.igo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.

iGO is a registered trademark of iGO, Inc. All other trademarks or registered trademarks are the property of their respective owners.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of our expectation identify forward-looking statements. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, the sufficiency of our revenue to absorb expenses; our dependence on large purchases from significant customers; our ability to expand and diversify our customer base; increased focus of consumer electronics retailers on their own private label brands; our ability to expand our revenue base and develop new products and product enhancements; fluctuations in our operating results because of: increases in product costs from our suppliers, our suppliers’ ability to perform, the timing of new product and technology introductions and product enhancements relative to our competitors, market acceptance of our products, the size and timing of customer orders, our ability to effectively manage inventory levels, delay or failure to fulfill orders for our products on a timely basis, distribution of or changes in our revenue among distribution partners and retailers, our inability to accurately forecast our contract manufacturing needs, difficulties with new product production implementation or supply chain, product defects and other product quality problems, the degree and rate of growth in our markets and the accompanying demand for our products, our ability to expand our internal and external sales forces and build the required infrastructure to meet anticipated growth, and seasonality of sales; our ability to manage our inventory levels; decreasing sales prices on our products over their sales cycles; our failure to integrate acquired businesses, products and technologies; our reliance on and the risk relating to outsourced manufacturing fulfillment of our products, including potential increases in manufacturing costs; the negative impacts of product returns; design and performance issues with our products; liability claims; our failure to expand or protect our proprietary rights and intellectual property; intellectual property infringement claims against us; our ability to hire and retain qualified personnel; our ability to secure additional financing to meet our future capital needs; increased competition and/or reduced demand in our industry; our failure to comply with domestic and international laws and regulations; economic conditions, political events, war, terrorism, public health issues, natural disasters and similar circumstances; that our common stock could be delisted from the NASDAQ Capital Market; volatility in our stock price; concentration of stock ownership among our executive officers and principal stockholders; provisions in our certificate of incorporation, bylaws and Delaware law, as well as our stockholder rights plan, that could make a proposed acquisition of the Company more difficult; and dilution resulting from potential future stock issuances.

iGO, Inc.

Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

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